UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

BDCA Venture, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

In connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Company”) in person, by mail or electronic delivery, or by telephone or facsimile transmission:  (i) by the directors or officers of the Company, (ii) by the officers, employees or agents of the Company’s investment adviser, BDCA Venture Adviser, LLC (the “Adviser”), or (iii) by Georgeson, Inc., the Company’s proxy solicitor, the following additional materials may be used and are hereby being filed with the U.S. Securities and Exchange Commission.

BDCA Venture, Inc.
5251 DTC Parkway, Suite 1100
Greenwood Village, Colorado 80111

June 17, 2015

Dear Fellow Stockholder:

We are writing to remind you that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of BDCA Venture, Inc. (the “Company”) will be held on July 9, 2015 at 9:00 a.m., Mountain Time, at the Company’s corporate headquarters located at 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.

Our records indicate that as of May 13, 2015, the “Record Date” for the Annual Meeting, you held shares of the Company and, therefore, you are entitled to vote on the matters described in the Company’s Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”) and set forth on the WHITE proxy card attached thereto, which was mailed to you on or about June 9, 2015.

REMEMBER:  Your vote is important, no matter how large or small your holdings may be.  Please take a moment to vote your shares.

In particular, the Company’s Board of Directors, including the Independent Directors, recommends that you vote your shares in favor of Proposal 1 described in the Proxy Statement and set forth on the WHITE proxy card attached hereto.

As the date of the Annual Meeting approaches, you may receive a phone call from a representative of Georgeson Inc., the Company’s proxy solicitor, reminding you to exercise your right to vote.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely yours,

/s/ Timothy J. Keating

Timothy J. Keating
President, Chief Executive Officer and
Chairman of the Board

●	Please DO NOT send back Bulldog’s GREEN proxy card even to vote against his nominees. If you send a GREEN card back, you will CANCEL any prior vote to elect your Management’s nominees.

●
If for any reason you signed and sent back Bulldog’s GREEN proxy card, you have the right to CHANGE your vote by signing, dating and sending back the WHITE proxy card. Only the LATEST date proxy card submitted by you COUNTS.

●
If you hold shares with a broker or custodian bank, your broker or bank cannot vote your shares. You must take ACTION by signing, dating and mailing the WHITE proxy card in the return envelope provided.

●	If you have any questions regarding the stockholder meeting or voting your WHITE proxy card please call Georgeson toll free at (866) 628-6079.